FORM OF RESTATED BYLAWS
                    -----------------------

                             BYLAWS

                               OF

                 STORAGE TECHNOLOGY CORPORATION


                           ARTICLE I

                            Offices
                            -------


     Section 1. Business Offices. The principal office of the corporation shall be located in Louisville, Colorado. The corporation may also have offices at such other places both within and without the State of Delaware or Colorado as the Board of Directors may from time to time determine or the business of the corporation may require.

     Section 2. Registered Office. The registered office of the corporation shall be 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware. The registered office may be changed from time to time by the Board of Directors.


                           ARTICLE II

                          Stockholders
                          ------------

     Section 1. Annual Meeting. An annual meeting of the stockholders shall be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting on the third Tuesday in May or such other date as may be designated by the Board of Directors at such time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time.

     Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board of Directors, a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, any two directors or stockholders possessing in the aggregate at least 10% of the outstanding shares of capital stock entitled to vote generally upon the election of directors, considered for such purpose as one class, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice.

     Section 3. Place of Meeting. Each meeting of the stockholders shall be held at such place or places either within or outside the State of Delaware or Colorado as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the corporation.

     Section 4. Fixing Date for Determination of Stockholders of Record. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed then the record date shall be:
(a) for determining stockholders entitled to notice of or to vote at a meeting of stockholders, the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held; (b) for determining stockholders entitled to express consent to corporate action without a meeting, when no prior action by the Board of Directors is necessary, the day on which the first written consent is expressed; and (c) for determining stockholders for any other purpose the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 5. Notice of Meeting. Except as otherwise provided by statute, written notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, unless otherwise required by statute, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 6. Voting Lists. The secretary of the corporation shall cause to be prepared, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock books shall be the only evidence of who are the stockholders entitled to examine the stock books, the list of stockholders or other books or records of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 7. Quorum. Except as otherwise provided by statute or by the certificate of incorporation, the holders of a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, and the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 5 of this Article II, until a quorum shall be present or represented.

     Section 8. Voting of Shares. Unless otherwise provided in the certificate of incorporation or a resolution of the Board of Directors fixing the designations, powers, preferences and other rights of any series of Preferred Stock and subject to the provisions of Section 4 of this Article, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by him which has voting power upon the matter in question. In the election of directors each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting for any purpose shall not be allowed.

     Section 9. Voting of Shares by Certain Holders. Persons holding voting stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose voting stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such shares and vote thereon. If shares entitled to vote stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall be as set forth in the General Corporation Law of the State of Delaware.

     Section 10. Conduct of Meetings. The chairman of the annual or any special meeting of the stockholders shall be the chairman of the Board of Directors (or any person designated by the Board of Directors), unless and until a different person is elected by a majority of the shares of stock entitled to vote, represented in person or by proxy present at a duly constituted meeting at which a quorum is present.

     Meeting of stockholders shall be conducted in accordance with the following rules:

               (a) The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedures as to any one meeting of stockholders or part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

               (b) If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned; provided, however, if a majority of the shares entitled to vote, represented in person or by proxy, present at a duly constituted meeting at which a quorum is present desire to continue such meeting, they may by, affirmative vote, elect a new chairman and continue such meeting.

               (c) The chairman may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

               (d) A resolution or motion shall be considered for vote only if proposed by a stockholder or a duly authorized proxy and seconded by an individual, who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.

                          ARTICLE III

                       Board of Directors
                       ------------------

     Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, except as otherwise provided in the General Corporation Law of the State of Delaware or the certificate of incorporation. Directors shall be removable in the manner provided in Section 2 of this Article III.

     Section 2. Number, Tenure Qualifications and Nomination. The number of directors of the corporation shall be not fewer than three nor more than 15, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of the whole Board of Directors or by the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote generally upon the election of directors (considered for such purpose as one class). As used in these Bylaws, the term "whole board of Directors" shall mean the total number of directors that the corporation would have if there were no vacancies.

     Directors shall be elected to one-year terms, to succeed those whose terms expire. Each director shall hold office until his successor shall have been elected and qualified or until his death, resignation or removal. Directors need not be residents of Delaware or stockholders of the corporation.

     Only persons who are nominated in accordance with the procedures set forth in this Section 2 of Article III shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2 of Article III. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholders' notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder.

     At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2 of
Article III. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing, nothing contained herein shall limit the authority of stockholders to act by consent without following the foregoing procedures with respect to the election of directors without a meeting, without notice and without a vote.

     Section 3. Vacancies. Any director may resign at any time by giving written notice to the corporation. A director's resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy for any reason or any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, although less than a quorum, or by the affirmative vote of two directors if there are only two directors remaining, or by a sole remaining director, or by the stockholders if there are no directors remaining, and a director so chosen shall hold office until the next election of the class for which such director has been chosen and until his successor is duly elected and qualified, unless soon displaced. No decrease in the number of directors shall shorten the term of any incumbent director.

     If the holders of any class or classes of stock or series thereof are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series then in office, or by the affirmative vote of two such directors if there are only two directors if there are only two directors remaining of such class or classes or series, or by a sole remaining director so elected, or by the stockholders of such class or classes or series if there are no such directors remaining, and a director so chosen shall hold office until the next succeeding annual meeting of stockholders and until his successor is duly elected and qualified, unless sooner displaced.

     When one or more directors shall resign from the board, effective at a future date, a majority of directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3 of Article III for the filling of other vacancies.

     Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, or as soon as practicable thereafter at the time and place, either within or without Delaware or Colorado, determined by the Board of Directors, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. The Board of Directors may provide by resolution the time and place, either within or outside Delaware or Colorado for the holding of additional regular meetings. Notices of any regular meetings of the Board of Directors need not be given.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chief executive officer, the president or any two voting members of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside Delaware or Colorado as the place for holding any special meeting of the Board of Directors called by him or them.

     Section 6. Organization. Meetings of the Board of Directors shall be presided over by the chairman of the board, if any, or in his absence by the vice chairman of the board, if any, or in their absence by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 7. Notice. Except as provided in Section 4 of this Article III, notice of each meeting of the Board of Directors stating the place, day and hour of the meeting shall be given to each director at least four days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least one day prior thereto by personal delivery of written notice or by telephonic or telegraphic notice. The method of notice need not be the same to each director. Notice shall be deemed to be given, if mailed, when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address; if personally delivered, when delivered to the director or to any responsible employee of the director if delivered to his business; if telegraphed, when the telegram is delivered to the telegraph company; if telephoned, when communicated to the director or to any responsible employee of the director at his place of business. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting.

     Section 8. Quorum and Voting. A quorum for the transaction of any business at a meeting of the Board of Directors shall consist of a majority of the number of directors fixed by Section 2 of this Article III, present in person, and, except as otherwise provided in the certificate of incorporation or these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If less than a quorum is present at a meeting, the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy or power of attorney at any meeting of the Board of Directors.

     Section 9. Committees. The Board of Directors may, from time to time designate one or more committees as provided by law. Unless the Board of Directors otherwise provides, any committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III of these Bylaws. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 10. Compensation. The Board of Directors shall have the authority to fix the compensation of directors. No such payment of compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of any committee of the Board of Directors may be allowed like compensation for attending committee meetings.

                           ARTICLE IV

                      Officers and Agents
                      -------------------

     Section 1. Number and Qualifications. The officers of the corporation shall be a chief executive officer, a chief operating officer, a chief financial officer, a chief administrative officer, a secretary, and a treasurer. The Board of Directors may also elect or appoint such other officers, assistant officers and agents, including one or more vice-presidents, a corporate controller, assistant secretaries and assistant treasurers, as they may consider necessary. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of chief executive officer and secretary.

     Section 2. Election and Term of Office. The officers of the corporation shall be elected by the Board of Directors annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. The Board of Directors may delegate to any officer the power to appoint, or remove subordinate officers, agents or employees. Each officer shall hold office until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

     Section 3. Salaries. The salaries of the officers shall be as fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.

     Section 4. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, or a duly authorized committee thereof, as provided in the contract, if any, with such officer or agent or whenever in the judgment of the Board of Directors or such committee the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

     Section 5. Vacancies. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the corporation. An officer's resignation shall take effect at the time specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office by the death, resignation, removal or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.

     Section 6. Authority and Duties of Officers. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the chief executive officer, the Board of Directors or these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

               (a) Chief Executive Officer. The chairman of the Board of Directors shall be the chief executive officer of the corporation. Subject to the direction and supervision of the Board of Directors, he shall: (i) have primary authority with respect to all matters regarding corporate policy; (ii) supervise and control the business of the corporation, its officers and employees; (iii) preside at all meetings of the corporation's stockholders and Board of Directors; and (iv) perform such other duties as may be assigned to him from time to time by the Board of Directors.

               (b) Chief Operating Officer. The president and chief operating officer shall be the principal operating officer of the corporation. Subject to the direction and supervision of the Board of Directors, the president and chief operating officer shall: (i) supervise the day to day operations of the corporation and (ii) perform all other duties incident to the office of chief operating officer and as from time to time may be assigned to him by the chief executive officer or by the Board of Directors.

               (c) Chief Financial Officer. The chief financial officer shall be the principal financial and accounting officer of the corporation responsible for the day-to-day supervision and oversight of the treasury and accounting functions of the corporation. Subject to the direction and supervision of the Board of Directors, the chief financial officer shall:
(i) supervise the principal accounting officer and the treasurer in the conduct of the duties of those offices and (ii) perform all other duties incident to the office of chief financial officer and as from time to time may be assigned by the chief executive officer the chief operating officer or the Board of Directors.

               (d) Chief Administrative Officer. The chief administrative officer shall be the principal officer responsible for the day-to-day supervision and oversight of the administrative functions of the corporation. Subject to the direction and supervision of the Board of Directors, the chief administrative officer shall: (i) supervise the internal corporate support and service functions, including internal audit, corporate communications, legal services, data processing and human resources and (ii) perform all other duties incident to the office as chief administrative officer and as from time to time may be assigned by the chief executive officer, the chief operating officer or the Board of Directors.

               (e) Vice-Presidents. The vice-president, (or if there is more than one then each vice-president) shall assist the chief officers and shall perform such duties as may be assigned to them by the chief officer or the Board of Directors. The vice-president, (or if there is more than one, then the vice-president designated by the Board of Directors, of if there be no such designation then the vice-presidents in order of their election), shall, at the request of the appropriate chief officer, or in his absence or inability or refusal to act, perform the duties of the president and chief operating officer, and when so acting shall have all of the powers of and be subject to all of the restrictions upon such chief officer.

               (f) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the stockholders, the Board of Directors and any committees of the Board; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation;
(iv) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer, the president and chief operating officer or the Board of Directors.

               (g) Treasurer. The treasurer shall: (i) have care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and deposit the same in accordance with the instructions of the Board of Directors; (ii) receive and give receipts and acquittances for moneys paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; and (iii) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned by the chief executive officer, the chief operating officer, the chief financial officer or the Board of Directors.

     Section 7. Surety Bonds. The Board of Directors may require any officer, employee or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the Board of Directors, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                           ARTICLE V

                             Stock
                             -----

     Section 1. Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the Board of Directors or a duly authorized committee thereof, except as otherwise may be provided by statute.

     Section 2. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the chief executive officer and by the secretary of the corporation, representing the number of shares owned by him in the corporation registered in certificate form. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates of stock shall be consecutively numbered and shall be in such form consistent with law as shall be prescribed by the Board of Directors.

     Section 3. Payment for Shares. Except as otherwise required by the certificate of incorporation shares shall be issued for such consideration (but not less than the par value thereof) as shall be determined from time to time by the Board of Directors or duly authorized committee thereof. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the Board of Directors or duly authorized committee thereof. Such consideration shall be paid in such form and in such manner as the Board of Directors or such committee shall determine. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock issued by the corporation shall be deemed to be fully paid and non-assessable stock if: (a) the entire amount of the consideration has been received by the corporation in the form of cash, services rendered, personal property, leases of real property or a combination thereof; or (b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the corporation in such form and the corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the Board of Directors from issuing partly paid shares pursuant to statute.

     Section 4. Lost Certificates. In case of the alleged loss, theft, destruction or mutilation of a certificate of stock the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion require a bond in such form and amount and with such surety sufficient to indemnify the corporation against any claim that may be made against it or account of the alleged loss, theft, destruction or mutilation of any such certificate or the issuance of such new certificate.

     Section 5. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in the stock books.

     Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     Section 7. Transfer Agents, Registrars and Paying Agents. The Board of Directors may at its discretion appoint 1 or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Delaware or Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                           ARTICLE VI

                         Miscellaneous
                         -------------

     Section 1. Waivers of Notice. Whenever notice is required to be given by law, by the certificate of incorporation or by these Bylaws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

     Section 2. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 3. Voting of Securities by the Corporation. Unless otherwise provided by resolution of the Board of Directors, on behalf of the corporation the chief executive officer or any chief officer or officers designated by him shall attend in person or by substitute appointed by him or them, shall execute written instruments appointing a proxy or proxies to represent the corporation at, all meetings of the stockholders of any other corporation, association or other entity in which the corporations hold any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the chief executive officer or any corporate officer or officers designated by him, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the Board of Directors.

     Section 4. Fiscal Year. The fiscal year of the corporation shall be as established by the Board of Directors.

     Section 5. Audits of Books and Accounts. The corporation's books and accounts shall be audited at such times and by such auditors as shall be specified and designated by resolution of the Board of Directors.

     Section 6. Emergency Bylaws. The Board of Directors may adopt emergency bylaws in accordance with and pursuant to the provisions therefor from time to time set forth in the General Corporation Law of the State of Delaware.

     Section 7. Amendments. These Bylaws, other than Article II, Sections 2, 4, 7 and 10; Article III, Sections 2, 5 and 7, Article V,
Section 3; and Article VI, Section 7 may be amended or repealed and new Bylaws adopted by the affirmative vote of not less than a majority of the whole Board of Directors. These Bylaws may be amended or repealed and new Bylaws adopted by the affirmative vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote generally upon the election of directors (considered for this purpose as one class).